Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that Amendment No. 1 on Form 10-K/A to the Form 10-K Annual Report of Mandalay Resort Group (the “Company”) for the annual period ended January 31, 2003 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2003	/s/ MICHAEL S. ENSIGN
Michael S. Ensign, Chairman of the Board,
Chief Executive Officer and Chief Operating Officer of Mandalay Resort Group

A signed original of this written statement required by Section 906 has been provided to Mandalay Resort Group and will be retained by Mandalay Resort Group and furnished to the Securities and Exchange Commission or its staff upon request.